Law Offices
                           Wolf, Block, Schorr and Solis-Cohen LLP
                               Twelfth Floor Packard Building
                                   111 South 15th Street
                                Philadelphia, PA  19102-2678
                                      (215) 977-2000
                                 Facsimile: (215) 977-2334


	January 14, 1999


Canisco Resources, Inc.
300 Delaware Avenue
Suite 7714
Wilmington, DE  19801

RE:	Canisco Resources, Inc.
Registration Statement on Form S-8

Gentlemen:

     As counsel to Canisco Resources, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities
Act of 1933, as amended, relating to 1,000,000 shares of the Company's Common Stock, $0.0025 par value (the "Common Stock"), that may be issued under the Company's 1998 Stock
Option/Incentive Plan (the "Plan").

     In this connection, we have examined the Company's Certificate of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuances of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.


     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

      /s/ Wolf, Block, Schorr and Solis-Cohen LLP

      WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP